Whitestone Reports Third Quarter 2019 Results
-Solid Results Reflect Steady Long Term Approach-
-Portfolio Occupancy Increases 100 Basis Points from Prior Quarter to 90.4%-
-100% Lease Up of Two Recent Pad Site Developments-
-$39.7 Million of Non-Core Dispositions (Owned through Equity Investment in Real Estate Partnership) Post Quarter-
-Increases 2019 Net Income Guidance and Affirms 2019 FFO and FFO Core Guidance-

HOUSTON, October 30, 2019 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) a pure-play community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “E-Commerce Resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt, today announced operating and financial results for the third quarter ended September 30, 2019.

Highlights*
*All per share amounts presented in this news release are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.
Third Quarter 2019 Compared to Third Quarter 2018:

•
Net Income attributable to Whitestone REIT was $1.8 million, or $0.04 per share, compared to $7.8 million, or $0.19 per share. Third quarter 2018 included a gain on sale of properties of $4.4 million, representing $0.11 per share.

•	Grew rental rates 6.6% and 7.6% (GAAP basis) on new and renewal leases signed last twelve months, respectively.

•	Occupancy improved 100 basis points from the second quarter to 90.4%.

•	Average Annual Base Rent per Square Foot (Straight Line Basis) increased 4% to $19.64 from $18.97 in third quarter of 2018.

•	Funds from Operations (“FFO”) of $9.2 million, or $0.22 per share, compared to $10.8 million, or $0.26 per share

•	FFO Core of $11.0 million, or $0.26 per share, compared to $12.3 million, or $0.29 per share

Jim Mastandrea, Chairman and Chief Executive Officer of Whitestone REIT, stated, “We are pleased to have driven a sequential increase of 100 basis points in occupancy from the second quarter, while effectively managing operating costs in the third quarter. We continue to extract value from our portfolio of well-positioned Community Centered Properties® in high growth markets to create incremental cashflow. By making timely investments in our existing assets, we can ultimately improve occupancy and create meaningful long-term value for our shareholders.”

Financial Results
Reconciliations of Net Income to FFO and FFO Core are included herein.
Net Income attributable to Whitestone REIT was $1.8 million, or $0.04 per share, for the third quarter of 2019, compared to $7.8 million, or $0.19 per share, for the same period in 2018. Included in third quarter 2018 net income was a $4.4 million gain from sale of properties, representing $0.11 per share. FFO was $9.2 million, or $0.22 per share, for the third quarter of 2019, compared to $10.8 million, or $0.26 per share, for the same period in 2018. FFO Core was $11.0 million, or $0.26 per share, in the third quarter of 2019, compared to $12.3 million, or $0.29 per share, in the same period of 2018.

Operating Results
For the period ending September 30, 2019, the Company’s operating highlights were as follows:

	3Q-2019	YTD 2019

Ending Occupancy - Wholly Owned Properties	90.4%	90.4%
Same Store Property NOI Growth from 2018 Period	(1.2)%	0.34%
Rental Rate Growth (1):
Total Leases	14.4%	8.4%
New Leases	6.6%	6.5%
Renewal Leases	16.4%	8.7%

Leasing Transactions:
Number of New Leases	26	88
New Leases - Lease Term Revenue (millions)	$9.3	$23.5
Number of Renewal Leases	42	153
Renewal Leases - Lease Term Revenue (millions)	$9.4	$37.1

(1) Rental rate growth represents the percentage increase on rental rates per square foot, on comparable leases signed during the period, compared to rental rates per square foot on the previous leases. Growth rates are calculated on a GAAP basis.

Real Estate Portfolio Update

Community Centered PropertiesTM Portfolio Statistics:
Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the communities in which they are located. As of September 30, 2019, Whitestone wholly owned 57 Community Centered Properties® with 4.8 million square feet of gross leasable area ("GLA"). Whitestone’s Retail Community Centered Properties® are located in Austin (4), San Antonio (3), Chicago (1), Dallas-Fort Worth (7), Houston (15) and the greater Phoenix metropolitan area (27).

In addition to being business friendly, these are five of the top markets in the country in terms of size, economic strength and population growth. 2017 estimates show the projected 5-year population growth rates for both Austin and Dallas-Fort Worth to be 9.7%, San Antonio to be 8.6%, Houston to be 8.0%, and Phoenix to be 6.6% (1). The Company’s retail properties in these markets are located on the best retail corners embedded in affluent communities. The Company also owns an equity interest in and manages 11 properties containing 1.3 million square feet of GLA through its investment in Pillarstone OP.

At the end of the third quarter, the Company's diversified tenant base was comprised of approximately 1,364 tenants, with the largest tenant accounting for only 2.9% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to over 15 years for larger tenants. The Company’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Leasing Activity:
During the third quarter of 2019, the leasing team signed 68 leases totaling 175,714 square feet in new, expansion and renewal leases, compared to 75 leases totaling 170,944 square feet in the third quarter of 2018. The total lease value was $18.7 million compared to $23.8 million during the same period last year.

The Company's total portfolio occupancy stood at 90.4% at quarter end compared to 89.4% at June 30, 2019 and 91.9% at the end the third quarter 2018.

Development:
The Company completed construction at its Fulton Towne Ranch pad on a development pad site. The 7,209 square foot Community Centered Property® is 100% leased and is located in Chandler, Arizona,

Balance Sheet and Liquidity

Balance Sheet:

Reflecting the Company’s acquisition and disposition activity during the year and selective development and redevelopment, undepreciated real estate assets were $1.06 billion and $1.05 billion at September 30, 2019 and September 30, 2018, respectively.

Liquidity, Debt and Credit Facility:

At September 30, 2019, 49 of the Company’s wholly-owned 57 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $765.4 million. At September 30, 2019, the Company had total real estate debt of $622.7 million, of which approximately 87% was subject to fixed interest rates. The Company’s weighted average interest rate on all fixed rate debt as of the end of the third quarter was 4.08% and the weighted average remaining term was 5.5 years.

At quarter end, Whitestone had $5.5 million of cash available on its balance sheet and $164.0 million of available capacity under its credit facility.

Dividend

On September 23, 2019, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the fourth quarter of 2019, to be paid in three equal installments of $0.095 in October, November, and December of 2019.

(1) Source: Claritas, April 2017.

2019 Guidance

The Company updates its 2019 full year guidance for Net Income attributable to Whitestone REIT per share to be in the range of $0.55 to $0.59 and affirms its 2019 full year guidance for FFO, as defined by NAREIT, per share to be in the range of $0.90 to $0.94 and FFO Core per share (as defined by the Company) to be in the range of $1.06 to $1.10.

Whitestone REIT and Subsidiaries 2019 FINANCIAL GUIDANCE
	Projected Range
	Full Year 2019
	Prior Guidance		Updated Guidance
	Low	High	Low	High
Net income attributable to Whitestone REIT	$0.21	$0.25	$0.55	$0.59

Adjustments to reconcile net income to FFO(1):
Depreciation expense, amortization, gain on disposal of assets	0.69	0.69	0.68	0.68
(Gain) loss on sale or disposal of assets or properties	—	—	(0.34)	(0.34)
Net income attributable to redeemable operating partnership	—	—	0.01	0.01
FFO	$0.90	$0.94	$0.90	$0.94

Adjustments to reconcile FFO to FFO Core:
Share based compensation expense	0.16	0.16	0.15	0.15
Early debt extinguishment costs of real estate partnership	—	—	$0.01	$0.01
FFO Core	$1.06	$1.10	$1.06	$1.10

(1) Includes pro-rata share attributable to real estate in unconsolidated partnership.

Note: Guidance reflects management’s view of current and future market conditions, as well as the earnings impact of events referenced in our earnings release and supplemental data package. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. Estimates involve numerous assumptions such as rental income, interest rates, tenant default, occupancy rates, expenses, the consolidation of the Company’s non-wholly owned portfolio of non-retail assets and numerous other factors, and excludes potential future acquisitions and dispositions, acquisition and disposition transaction income and expenses and professional service fees. Not all of the factors are determinable at this time and actual results may vary from the projected results, and may be above or below the range indicated.

Subsequent Event - Post Quarter Asset Sales

On October 14, 2019, the Company announced the sale of three Houston non-core properties owned through an equity investment in a real estate partnership for a total sale price of $39.7 million. The sale represented a capitalization rate of 6.8% on trailing twelve month net operating income. The Company expects to record a gain on sale of approximately $14 million in the fourth quarter, representing its ownership percentage of the real estate partnership. Net proceeds received by the real estate partnership were $12.3 million, after closing costs and repayment of mortgage debt. Whitestone received $11 million in cash as a result of the sale, and expects to recycle the capital into development and redevelopment of existing assets, acquisitions and general corporate purposes.

Webcast and Conference Call Information

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The third quarter earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

In conjunction with the issuance of its financial results, you are invited to listen to the Company’s earnings release conference call to be broadcast live on Thursday, October 31, 2019 at 10:00 A.M. Central Time. Conference call access information is as follows:

Dial-in number for domestic participants:         (800) 289-0438
Dial-in number for international participants:     (323) 794-2423

The conference call will be recorded and a telephone replay will be available through Thursday, November 14, 2019. Replay access information is as follows:

Replay number for domestic participants:        (844) 512-2921
Replay number for international participants:    (412) 317-6671
Passcode (for all participants):            5958525

Supplemental Financial Information

Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT
Whitestone is a community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality "e-commerce resistant" neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provides daily necessities, needed services and entertainment to the communities in which they are located. Whitestone's properties are primarily located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest growing U.S. population centers with highly educated workforces, high household incomes and strong job growth. For additional information, visit www.whitestonereit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue,” “goals” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its long-term goals, its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to successfully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rates of return; the Company’s ability to reduce or otherwise effectively manage its general and administrative expenses; the Company’s ability to fund from cash flows or otherwise distributions to its shareholders at current rates or at all; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic, legislative and regulatory changes, the success of the Company's real estate strategies and investment objectives; litigation risks; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company’s operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Whitestone REIT Contacts:
Investors Contact:
Kevin Reed, Director of Investor Relations
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$1,062,283	$1,052,238
Accumulated depreciation	(131,508)	(113,300)
Total real estate assets	930,775	938,938
Investment in real estate partnership	26,423	26,236
Cash and cash equivalents	5,539	13,658
Restricted cash	106	128
Escrows and acquisition deposits	8,163	8,211
Accrued rents and accounts receivable, net of allowance for doubtful accounts	22,232	21,642
Receivable due from related party	379	394
Financed receivable due from related party	5,661	5,661
Unamortized lease commissions, legal fees and loan costs	9,011	6,698
Prepaid expenses and other assets(1)	3,471	7,306
Total assets	$1,011,760	$1,028,872

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$621,737	$618,205
Accounts payable and accrued expenses(2)	38,933	33,729
Payable due to related party	73	58
Tenants' security deposits	6,440	6,130
Dividends and distributions payable	11,820	11,600
Total liabilities	679,003	669,722
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of September 30, 2019 and December 31, 2018	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 40,517,569 and 39,778,029 issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	40	39
Additional paid-in capital	540,116	527,662
Accumulated deficit	(207,824)	(181,361)
Accumulated other comprehensive gain (loss)	(7,356)	4,116
Total Whitestone REIT shareholders' equity	324,976	350,456
Noncontrolling interest in subsidiary	7,781	8,694
Total equity	332,757	359,150
Total liabilities and equity	$1,011,760	$1,028,872

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

September 30, 2019	December 31, 2018
(unaudited)

(1) Operating lease right of use assets (net) (related to adoption of Topic 842)	$697	N/A

(2) Operating lease liabilities (related to adoption of Topic 842)	$701	N/A

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues
Rental(1)	$29,368	$30,085	$87,527	$88,211
Management, transaction, and other fees	511	619	1,624	1,751
Total revenues	29,879	30,704	89,151	89,962

Property expenses
Depreciation and amortization	6,789	6,477	19,865	19,044
Operating and maintenance	5,118	5,452	14,760	15,325
Real estate taxes	4,410	4,379	12,474	12,260
General and administrative(2)	5,597	4,982	16,514	17,987
Total operating expenses	21,914	21,290	63,613	64,616

Other expenses (income)
Interest expense	6,679	6,419	19,738	18,705
Gain on sale of properties	(37)	(4,380)	(37)	(4,629)
Loss on sale or disposal of assets	37	3	152	256
Interest, dividend and other investment income	(141)	(251)	(550)	(792)
Total other expense	6,538	1,791	19,303	13,540

Income before equity investments in real estate partnerships and income tax	1,427	7,623	6,235	11,806

Equity in earnings of real estate partnership	524	502	1,480	1,762
Provision for income tax	(102)	(92)	(324)	(261)
Income from continuing operations	1,849	8,033	7,391	13,307

Gain on sale of property from discontinued operations	—	—	701	—
Income from discontinued operations	—	—	701	—

Net income	1,849	8,033	8,092	13,307

Less: Net income attributable to noncontrolling interests	42	198	184	342

Net income attributable to Whitestone REIT	$1,807	$7,835	$7,908	$12,965

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.04	$0.20	$0.18	$0.33
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.02	0.00
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.04	$0.20	$0.20	$0.33
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.04	$0.19	$0.17	$0.31
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.02	0.00
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.04	$0.19	$0.19	$0.31

Weighted average number of common shares outstanding:
Basic	40,187	39,327	39,942	39,200
Diluted	41,446	40,635	41,084	40,541

Consolidated Statements of Comprehensive Income

Net income	$1,849	$8,033	$8,092	$13,307

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	(2,235)	605	(11,740)	4,163
Unrealized gain on available-for-sale marketable securities	—	—	—	18

Comprehensive income (loss)	(386)	8,638	(3,648)	17,488

Less: Net income attributable to noncontrolling interests	42	198	184	342
Less: Comprehensive gain (loss) attributable to noncontrolling interests	(51)	15	(266)	107

Comprehensive income (loss) attributable to Whitestone REIT	$(377)	$8,425	$(3,566)	$17,039

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)
(in thousands)

Three Months Ended September 30,		Nine Months Ended September 30,
2019	2018	2019	2018

(1) Rental
Rental revenues	$21,623	$21,964	$64,752	$65,018
Recoveries	8,240	8,121	23,701	23,193
Bad debt	(495)	N/A	(926)	N/A
Total rental	$29,368	$30,085	$87,527	$88,211

(2) Bad debt included in general and administrative expenses prior to adoption of Topic 842	N/A	$308	N/A	$970

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended
	September 30,
	2019	2018
Cash flows from operating activities:
Net income from continuing operations	$7,391	$13,307
Net income from discontinued operations	701	—
Net income	8,092	13,307
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,865	19,044
Amortization of deferred loan costs	814	902
Loss on sale of marketable securities	—	20
Loss (gain) on sale or disposal of assets and properties	115	(4,373)
Bad debt	926	970
Share-based compensation	4,548	4,894
Equity in earnings of real estate partnership	(1,480)	(1,762)
Changes in operating assets and liabilities:
Escrows and acquisition deposits	48	214
Accrued rents and accounts receivable	(1,762)	(1,724)
Receivable due from related party	15	696
Distributions from real estate partnership	1,005	505
Unamortized lease commissions, legal fees and loan costs	(202)	(1,396)
Prepaid expenses and other assets	(6,838)	619
Accounts payable and accrued expenses	5,206	(2,979)
Payable due to related party	15	(403)
Tenants' security deposits	310	226
Net cash provided by operating activities	29,976	28,760
Cash flows from investing activities:
Additions to real estate	(9,953)	(8,733)
Proceeds from sales of properties	—	12,574
Proceeds from financed receivable due from related party	—	1,000
Proceeds from sales of marketable securities	—	30
Net cash provided by (used in) investing activities	(9,953)	4,871
Net cash provided by investing activities of discontinued operations	701	—
Cash flows from financing activities:
Distributions paid to common shareholders	(34,047)	(33,642)
Distributions paid to OP unit holders	(793)	(890)
Proceeds from issuance of common shares, net of offering costs	8,546	—
Payments of exchange offer costs	(5)	(128)
Proceeds from bonds payable	100,000	—
Net proceeds from (payments to) credit facility	(90,200)	9,000
Repayments of notes payable	(7,502)	(1,972)
Payments of loan origination costs	(4,088)	(30)
Repurchase of common shares	(776)	(1,699)
Net cash used in financing activities	(28,865)	(29,361)
Net increase (decrease) in cash, cash equivalents and restricted cash	(8,141)	4,270
Cash, cash equivalents and restricted cash at beginning of period	13,786	5,210
Cash, cash equivalents and restricted cash at end of period	$5,645	$9,480

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended
	September 30,
	2019	2018
Supplemental disclosure of cash flow information:
Cash paid for interest	$19,176	$18,181
Cash paid for taxes	$396	$304
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$203	$904
Financed insurance premiums	$1,238	$1,273
Value of shares issued under dividend reinvestment plan	$104	$101
Value of common shares exchanged for OP units	$37	$1,545
Change in fair value of available-for-sale securities	$—	$18
Change in fair value of cash flow hedge	$(11,740)	$4,163
Reallocation of ownership percentage between parent and subsidiary	$—	$24

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
FFO (NAREIT) AND FFO CORE	2019	2018	2019	2018
Net income attributable to Whitestone REIT	$1,807	$7,835	$7,908	$12,965
Adjustments to reconcile to FFO:
Depreciation and amortization of real estate	6,718	6,405	19,657	18,836
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	651	702	1,921	2,127
(Gain) loss on disposal of assets and properties of continuing operations, net	—	(4,377)	115	(4,373)
Gain on sale of assets and properties of discontinued operations, net	—	—	(701)	—
Loss on sale or disposal of properties or assets of real estate partnership (pro rata)	13	10	20	10
Net income attributable to noncontrolling interests	42	198	184	342
FFO (NAREIT)	9,231	10,773	29,104	29,907
Adjustments to reconcile to FFO Core:
Share-based compensation expense	1,719	1,497	4,770	4,894
Proxy contest professional fees	—	—	—	2,534
FFO Core	$10,950	$12,270	$33,874	$37,335

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$9,231	$10,773	$29,104	$29,907
Distributions paid on unvested restricted common shares	—	(117)	(41)	(225)
FFO excluding amounts attributable to unvested restricted common shares	$9,231	$10,656	$29,063	$29,682
FFO Core excluding amounts attributable to unvested restricted common shares	$10,950	$12,153	$33,833	$37,110
Denominator:
Weighted average number of total common shares - basic	40,187	39,327	39,942	39,200
Weighted average number of total noncontrolling OP units - basic	927	1,002	927	1,039
Weighted average number of total common shares and noncontrolling OP units - basic	41,114	40,329	40,869	40,239

Effect of dilutive securities:
Unvested restricted shares	1,259	1,308	1,142	1,341
Weighted average number of total common shares and noncontrolling OP units - diluted	42,373	41,637	42,011	41,580

FFO per common share and OP unit - basic	$0.22	$0.26	$0.71	$0.74
FFO per common share and OP unit - diluted	$0.22	$0.26	$0.69	$0.71

FFO Core per common share and OP unit - basic	$0.27	$0.30	$0.83	$0.92
FFO Core per common share and OP unit - diluted	$0.26	$0.29	$0.81	$0.89

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
PROPERTY NET OPERATING INCOME	2019	2018	2019	2018
Net income attributable to Whitestone REIT	$1,807	$7,835	$7,908	$12,965
General and administrative expenses	5,597	4,982	16,514	17,987
Depreciation and amortization	6,789	6,477	19,865	19,044
Equity in earnings of real estate partnership	(524)	(502)	(1,480)	(1,762)
Interest expense	6,679	6,419	19,738	18,705
Interest, dividend and other investment income	(141)	(251)	(550)	(792)
Provision for income taxes	102	92	324	261
Gain on sale of assets and properties of continuing operations, net	(37)	(4,380)	(37)	(4,629)
Gain on sale of assets and properties of discontinued operations, net	—	—	(701)	—
Management fee, net of related expenses	(14)	(48)	(64)	(149)
Loss on disposal of assets and properties of continuing operations, net	37	3	152	256
NOI of real estate partnership (pro rata)	1,714	1,875	5,152	5,885
Net income attributable to noncontrolling interests	42	198	184	342
NOI	$22,051	$22,700	$67,005	$68,113

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION	2019	2018	2019	2018

Net income attributable to Whitestone REIT	$1,807	$7,835	$7,908	$12,965
Depreciation and amortization	6,789	6,477	19,865	19,044
Equity in earnings of real estate partnership	(524)	(502)	(1,480)	(1,762)
Interest expense	6,679	6,419	19,738	18,705
Provision for income taxes	102	92	324	261
Gain on sale of assets and properties of continuing operations, net	(37)	(4,380)	(37)	(4,629)
Gain on sale of assets and properties of discontinued operations, net	—	—	(701)	—
Management fee, net of related expenses	(14)	(48)	(64)	(149)
Loss on disposal of assets and properties of continuing operations, net	37	3	152	256
EBITDA adjustments for real estate partnership	1,651	1,812	4,900	5,692
Net income attributable to noncontrolling interests	42	198	184	342
EBITDA	$16,532	$17,906	$50,789	$50,725